SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          -----------------------

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: March 15, 2002
                                       ---------------
                     (Date of earliest event reported)


                       DANIELSON HOLDING CORPORATION
                           ----------------------
           (Exact name of registrant as specified in its charter)


                                  Delaware
                                  --------
               (State or other jurisdiction of incorporation)


          1-6732                                        95-6021257
          ------                                        ----------
 (Commission File Number)                  (IRS Employer Identification Number)


                 767 Third Avenue, New York, New York      10017
          -----------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


                               (212) 888-0347
                               --------------
            (Registrant's telephone number, including area code)





Item 5.  Other Events

On March 15, 2002, American Commercial Lines LLC ("ACL")and Danielson Holding Corporation (the "Registrant") executed a definitive recapitalization agreement (the "Recapitalization Agreement") for the acquisition of ACL by the Registrant. The holders of more than two thirds of ACL's outstanding senior notes, substantially all the indirect preferred and common members of ACL and the management of ACL have agreed to support the recapitalization plan.

Under the terms of the Recapitalization Agreement, the Registrant will acquire 100% of the membership interests of American Commercial Lines Holdings LLC, ACL's parent holding company. ACL's present indirect preferred equity holders (that are not members of ACL management) will receive $7.0 million in cash. ACL's management will receive approximately $1.7 million of restricted Registrant common stock. In addition, the Registrant will deliver $25.0 million in cash, which will be used to reduce borrowings under ACL's senior credit facility, and approximately $58.5 million of ACL's outstanding senior notes to ACL Holdings in connection with the transaction. The foregoing is a summary only and is qualified in its entirety by reference to the Recapitalization Agreement which is filed as Exhibit 2.1 hereto.

On March 18, 2002, the Registrant issued a press release announcing (1) that the Registrant had entered into the Recapitalization Agreement with ACL for the acquisition of ACL by the Registrant and (2) that the Registrant intends to launch a $42 million rights offering at $5.00 per share.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

Exhibit
Number                   Description
------                   -----------

2.1 Recapitalization Agreement by and among Danielson Holding Corporation, American Commercial Lines Holdings LLC, American Commercial Lines LLC, the Preferred Unitholders signatory thereto and the Management Unitholders signatory thereto dated as of March 15, 2002 (incorporated by reference to Exhibit
                         10.23 to ACL's Current Report on Form 8-K, filed
                         March 27, 2002). The exhibits and schedules referenced in the Recapitalization Agreement have been omitted in accordance with Item 601(b)(2) of Regulation
                         S-K. A copy of any omitted exhibit and/or schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1                     Press Release issued by Danielson Holding
                         Corporation on March 18, 2002.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2002

                                    Danielson Holding Corporation


                                    By:  /s/ David M. Barse
                                         --------------------------
                                         David M. Barse


                                         /s/ Michael Carney
                                         --------------------------
                                         Michael Carney
                                         Chief Financial Officer



                               EXHIBIT INDEX



Exhibit
Number                   Description
------                   -----------

2.1 Recapitalization Agreement by and among Danielson Holding Corporation, American Commercial Lines Holdings LLC, American Commercial Lines LLC, the Preferred Unitholders signatory thereto and the Management Unitholders signatory thereto dated as of March 15, 2002 (incorporated by reference to Exhibit
                         10.23 to ACL's Current Report on Form 8-K, filed
                         March 27, 2002). The exhibits and schedules referenced in the Recapitalization Agreement have been omitted in accordance with Item 601(b)(2) of Regulation
                         S-K. A copy of any omitted exhibit and/or schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1                     Press Release issued by Danielson Holding
                         Corporation on March 18, 2002.




                                                               EXHIBIT 99.1

NOT FOR IMMEDIATE RELEASE

                       DANIELSON HOLDING CORPORATION
                      REACHES DEFINITIVE AGREEMENT TO
                     ACQUIRE AMERICAN COMMERCIAL LINES

                       DANIELSON INTENDS TO LAUNCH A
               $42 MILLION RIGHTS OFFERING AT $5.00 PER SHARE

     Transaction to recapitalize, and restructure outstanding debt of,
                         American Commercial Lines

JEFFERSONVILLE, IN/NEW YORK, NY - MARCH 18, 2002 - American Commercial Lines LLC (ACL) and Danielson Holding Corporation (AMEX:DHC) today announced the execution of a definitive recapitalization agreement on March 15, 2002 for the acquisition of ACL by Danielson. The holders of more than two thirds of ACL's outstanding senior notes, substantially all the indirect preferred and common members of ACL and the management of ACL have agreed to support the recapitalization plan. ACL's senior lenders have executed forbearance agreements pending the negotiation and execution of definitive documentation relating to the amendment and restatement of ACL's senior secured credit facility.

Under the terms of the recapitalization agreement, Danielson will acquire 100% of the membership interests of American Commercial Lines Holdings LLC, ACL's parent holding company. ACL's present indirect preferred equity holders (that are not members of ACL management) will receive $7.0 million in cash. ACL's management will receive approximately $1.7 million of restricted Danielson common stock. In addition, Danielson will deliver $25.0 million in cash, which will be used to reduce borrowings under ACL's senior credit facility, and approximately $58.5 million of ACL's outstanding senior notes to ACL Holdings in connection with the transaction. The recapitalization is expected to close in the second quarter of 2002.

The transaction will result in a reduction of ACL's senior secured bank debt by $25.0 million. In addition, the parties will seek to restructure ACL's 10 1/4% senior notes due 2008 through an exchange offer and consent solicitation. Upon the successful completion of the exchange offer and consent solicitation, up to approximately $236.5 million of ACL's outstanding senior notes (all notes held by parties other than Danielson) will be exchanged for $120.0 million of new 11 1/4% cash pay senior notes due January 1, 2008 and approximately $116.5 million of new 12% pay-in-kind senior subordinated notes due July 1, 2008. ACL will also issue additional new cash pay senior notes in an aggregate principal amount (not to exceed $20.0 million) equal to the accrued and unpaid interest on its outstanding senior notes, other than those held by Danielson, and to the extent that such accrued and unpaid interest exceeds $20.0 million, additional pay-in-kind senior subordinated notes in an amount equal to such excess would be issued in full satisfaction of such accrued and unpaid interest.

In connection with these transactions, Danielson expects to effect a $42 million rights offering to its existing security holders, the proceeds of which will be used to fund Danielson's cash contribution for the recapitalization and for general corporate purposes. Consummation of the recapitalization agreement is not conditioned on the successful completion of the rights offering. Under the terms of the rights offering, holders of Danielson common stock will be entitled to purchase additional shares of Danielson's common stock, at a subscription price of $5.00 per share, up to such holders' pro rata share of the rights offering. This announcement does not constitute notice of the commencement of the rights offering. Further information regarding the terms and conditions for the expected rights offering will be announced prior to the commencement of the rights offering.

The recapitalization agreement provides that the exchange offer and consent solicitation will be made in reliance on a registration exemption provided by Section 3(a)(9) under the Securities Act of 1933, conditioned on the minimum participation of 95% of the outstanding principal amount of ACL's outstanding senior notes, as to which noteholders holding more than two thirds of the outstanding principal amount of such notes have agreed to tender. In the event that the exchange offer and consent solicitation is not consummated by June 15, 2002, the recapitalization agreement provides for the implementation of the recapitalization through a voluntary prepackaged bankruptcy plan under Chapter 11 of the Bankruptcy Code, as to which noteholders holding more than two thirds of the outstanding principal amount of ACL's outstanding senior notes have agreed to accept.

American Commercial Lines LLC is an integrated marine transportation and service company operating approximately 5,100 barges and 200 towboats on the inland waterways of North and South America. ACL transports more than 70 million tons of freight annually. Additionally, ACL operates marine construction, repair and service facilities and river terminals.

Danielson Holding Corporation is an American Stock Exchange listed company, engaging in the financial services and specialty insurance business through its subsidiaries. Danielson's charter contains restrictions which prohibit parties from acquiring 5% or more of Danielson's common stock without its prior consent.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF AMERICAN COMMERCIAL LINES HOLDINGS LLC, AMERICAN COMMERCIAL LINES LLC, DANIELSON HOLDING CORPORATION OR ANY OF THEIR AFFILIATES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN UNDER THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Certain information in this press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Any statements that express or involve discussions as to expectations, beliefs and plans involve known and unknown risks, uncertainties and other factors that may cause the actual results to materially differ from those considered by the forward-looking statements. Factors that could cause actual results to differ materially include: ACL and Danielson's ability to successfully consummate the transactions contemplated by the recapitalization agreement, ACL's ability to fund its capital requirements in the near term and in the long term; and other factors, risks and uncertainties that are described in ACL's and Danielson's filings with the Securities and Exchange Commission. As a result, no assurances can be given as to future results, levels of activity and achievements. Any forward-looking statements speak only as of the date the statement was made. ACL and Danielson undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.

                                   # # #

ACL Media Contacts:                      Danielson Media Contact:
Paul Besson                              David M. Barse
812-288-1886                             President and Chief Operating Officer
                                         212-888-0347
Doug Morris
212-515-1964